As filed with the Securities and Exchange Commission on October 30, 2020

Registration No. 333-145599

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FISERV, INC.

(Exact Name of Registrant as Specified in Its Charter)

Wisconsin	39-1506125
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

255 Fiserv Drive Brookfield, Wisconsin	53045
(Address of Principal Executive Offices)	(Zip Code)

401(k) Savings Plan of Fiserv, Inc. and Its Participating Subsidiaries

(Full Title of the Plan)

with a copy to:

Robert W. Hau	John K. Wilson
Chief Financial Officer and Treasurer	Foley & Lardner LLP
Fiserv, Inc.	777 East Wisconsin Avenue
255 Fiserv Drive	Milwaukee, Wisconsin 53202
Brookfield, Wisconsin 53045	(414) 271-2400
(262) 879-5000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark whether the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

Registration Statement No. 333-145599 on Form S-8 (the “Registration Statement”) covered shares of common stock, par value $0.01 per share (the “Common Stock”), of Fiserv, Inc., a Wisconsin corporation (the “Company”), to be offered and sold to participants in the 401(k) Savings Plan of Fiserv, Inc. and Its Participating Subsidiaries (the “ Original Plan”), as well as interests in the Original Plan to be offered or sold pursuant to the Original Plan.

On August 5, 2020, the Original Plan was merged (the “Merger”) into the Fiserv 401(k) Savings Plan (the “Successor Plan”). Following the Merger, no further offers or sales of Common Stock or Plan interests will be made under the Original Plan, and this post-effective amendment is being filed to terminate the offering of all securities pursuant to the Registration Statement.

Accordingly, the Company and the Successor Plan (acting as the successor to the Original Plan) are hereby, by means of this post-effective amendment to the Registration Statement, terminating the effectiveness of, and the offering under, the Registration Statement and, pursuant to the undertakings contained in Part II of the Registration Statement, removing any securities registered under the Registration Statement that remained unsold at the termination of the offering.

This post-effective amendment does not deregister the shares of Common Stock and associated plan interests registered with respect to the Successor Plan on Registration Statement No. 333-235769.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Index

Exhibit Number	Description

24	Powers of Attorney of Directors of Fiserv, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-145599 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on October 30, 2020.

FISERV, INC.

By:	/s/ Frank J. Bisignano
Name:	Frank J. Bisignano
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-145599 has been signed by the following persons in the capacities indicated on October 30, 2020.

Signature	Title

/s/ Frank J. Bisignano Frank J. Bisignano	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert W. Hau Robert W. Hau	Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Kenneth F. Best Kenneth F. Best	Chief Accounting Officer (Principal Accounting Officer)

/s/ Jeffery W. Yabuki Jeffery W. Yabuki	Executive Chairman and Director

* Alison Davis	Director

* Henrique de Castro	Director

* Harry F. DiSimone	Director

* Dennis F. Lynch	Director

* Heidi G. Miller	Director

* Scott C. Nuttall	Director

* Denis J. O’Leary	Director

* Doyle R. Simons	Director

* By:	/s/ Robert W. Hau
Robert W. Hau Attorney-in-Fact October 30, 2020

S-1

Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of the Fiserv 401(k) Savings Plan, as successor to the 401(k) Savings Plan of Fiserv, Inc. and its Participating Subsidiaries, has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-145599 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on October 30, 2020.

FISERV 401(K) SAVINGS PLAN, AS SUCCESSOR TO THE 401(K) SAVINGS PLAN OF FISERV, INC. AND ITS PARTICIPATING SUBSIDIARIES

By:	Fiserv Solutions, LLC

	By:	/s/ Robert W. Hau
	Name:	Robert W. Hau
	Title	Vice President and Treasurer

S-2